Exhibit 10.1
SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”), dated as of April 13, 2025, is entered into by and among StoneX Group Inc., a Delaware corporation (“Parent”) and each Equityholder of RTS Investor Corp., a Delaware corporation (the “Company”), that is or may become a party to this Agreement by virtue of executing a counterpart or joinder hereto (each, a “Covered Person”). Any capitalized term that is used, but not defined, herein shall have the meaning ascribed to such term in the Merger Agreement (as defined below).
WHEREAS, Parent, RTS Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company, and Westmoor Trail Partners LLC, a Delaware limited liability company, in its capacity as the representative of the Equityholders (the “Equityholders’ Representative”) have, prior to or concurrently with the execution and delivery hereof, entered or will enter into an Agreement and Plan of Merger dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company such that the Company will survive as a wholly owned subsidiary of Parent;
WHEREAS, as an inducement to Parent’s willingness to enter into the Merger Agreement and the other Transaction Documents to which it is a party, each Covered Person, and if applicable, his or her Spouse (as defined below), has agreed to execute and deliver this Agreement;
WHEREAS, as of the date hereof, each Covered Person is, and as of the Closing Date, each Covered Person will be, the record and beneficial holder of the number of shares of Company Common Stock and, if applicable, the number of Company Stock Options, in each case, set forth on such Covered Person’s signature page hereto (all such shares of Company Stock and Company Stock Options and all other Acquired Company Securities held by such Covered Person, including any (i) Equity Securities of any Acquired Company issued upon conversion or exercise of any of the foregoing and (ii) any other Equity Securities of any Acquired Company which such Covered Person has acquired after the date hereof, record or beneficial ownership or the power to vote or direct the voting thereof, such Covered Person’s “Covered Securities”);
WHEREAS, any holder of Equity Securities of any of the Acquired Companies that has not executed this Agreement as of the date hereof may after the date hereof, with Parent’s prior written consent, become a party to, and be bound by, this Agreement as a Covered Person for all purposes hereof by signing and delivering to Parent a joinder in the form of Annex I hereto (a “Joinder Agreement”);
WHEREAS, at the Closing pursuant to the terms and conditions of the Merger Agreement, each share of Company Common Stock and Company Preferred Stock held by the Covered Person will be converted into the right to receive the Merger Consideration, which includes the Per Share Equity Consideration (the shares of Parent Common Stock received by a Covered Person, the “Parent Merger Consideration Shares”); and
WHEREAS, as an inducement and condition to Parent’s issuance of the Parent Merger Consideration Shares, Covered Persons have agreed to be bound by the Lock-up contained herein.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed), each of the parties hereto, intending to be legally bound, hereby agrees as follows:
1.Consent; Appointment of the Equityholders’ Representative; Binding Effect of Merger Agreement; Further Assurances.
(a)Written Consent. Contemporaneously with the execution and delivery of this Agreement, each Covered Person shall deliver to the Company, with a copy thereof simultaneously delivered to Parent, the Written Consent with respect to such Equityholder’s Covered Securities. This Agreement is, and such Written Consent shall be, coupled with an interest and irrevocable. To the fullest extent permitted by Applicable Law, each Covered Person (i) hereby waives, and agrees not to exercise, any dissenter’s, appraisal or other similar rights under Applicable Law in connection with the Merger and the other transactions contemplated by the Merger Agreement, (ii) hereby agrees (x) not take any action to withdraw, modify, revoke or otherwise challenge the effectiveness of the Written Consent, (y) vote or cause to be voted (including by written consent) all of its shares of Company Common Stock against any action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Mergers and the other transactions contemplated by the Merger Agreement and the other Transaction Documents, and (z) take any action reasonably requested by Parent to make effective the Written Consent.
(b)Appointment of the Equityholders’ Representative. Each Covered Person (and, if applicable, his or her Spouse) hereby agrees and consents to the irrevocable appointment of Westmoor Trail Partners LLC, as the Equityholders’ Representative as contemplated by Section 11.01(a) of the Merger Agreement, as the sole representative, agent and attorney-in-fact for and on behalf of all Equityholders (in their capacity as such), including such Covered Person (and, if applicable, his or her Spouse), with full power of substitution, with all of the powers and authority contemplated by the Merger Agreement (including Section 11.01(b) thereof), and agrees to abide by and be bound by the terms of thereof, which are incorporated herein by this reference, and each Covered Person (and, if applicable, his or her Spouse) hereby acknowledges and agrees that the Merger Agreement permits the Equityholders’ Representative to take the actions set forth therein. The Equityholders’ Representative is an intended third party beneficiary of this Section 1(b).
(c)Binding Effect of Merger Agreement. Each Covered Person (and, if applicable, his or her Spouse) hereby acknowledges and agrees to be bound by the terms of the Merger Agreement purporting to bind such Covered Person (and, if applicable, his or her Spouse) as if such Covered Person (and, if applicable, his or her Spouse) were an original signatory thereto as an Equityholder thereunder, including (i) the provisions providing for the determination, allocation and payment of consideration thereunder, and withholding with respect thereto (including Sections 2.12 and 2.13 of the Merger Agreement), (ii) the indemnification provisions set forth in Article X of the Merger Agreement and (iii) the provisions in Section 5.05 (Termination of Affiliate Contracts and Accounts), Section 5.09 (Exclusivity), Section 8.02 (Public Announcements; Confidentiality) and Section 8.09 (Mutual Release) of the Merger Agreement (in each case, mutatis mutandis). Without limiting the generality of the foregoing, each Covered Person (and, if applicable, his or her Spouse) acknowledges and agrees that, as provided in the Merger Agreement, (1) a portion of the consideration otherwise payable to the Equityholders pursuant to the Merger Agreement will be withheld by the Parent Parties in accordance with the terms and conditions of the Merger Agreement and (2) a portion of the consideration otherwise payable to the Equityholders pursuant to the Merger Agreement will be paid to the Equityholders’ Representative for the purpose of covering any expenses of the Equityholders’ Representative or other third-party expenses as set forth in Section 11.01 of the Merger Agreement. Each Covered Person (and, if applicable, his or her Spouse) further acknowledges and agrees that such Covered Person shall be entitled to receive distributions with respect to the Per Share Adjustment Escrow Release Amount, the Per Share Indemnity Escrow Release Amount and the Per Share Expense Fund Release Amount only if, and to the extent that, any portion of such amounts is required to be distributed to such Covered Person pursuant to the terms of the Merger Agreement.
(d)Existing Contracts. Each Covered Person, on behalf of itself and its Affiliates, hereby waives any rights, including any termination, change of control or similar rights, of the Equityholder or any of its Affiliates, and any obligations, including any notice, penalty or similar obligations, of the Company or any of its Subsidiaries, under any Contract (including any commercial agreement) between the Equityholder or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, that would be triggered by the announcement, pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement and the Transaction Documents, except for (i) any payments required by the Merger Agreement, (ii) any rights with respect to Company SARs or Company Stock Options and, (iii) with respect to any Covered Person who is a Company Service Provider, rights under any employment agreement between such Company Service Provider and any Acquired Company.
(e)Consideration. Each Covered Person (and, if applicable, his or her Spouse) hereby acknowledges and agrees that the manner in which the Merger Agreement contemplates Equityholder Distributions to be made to the Equityholders (including such Covered Person) is in accordance with, and satisfies the requirements of, the Company’s Governing Documents.
(f)Withholding. Each Covered Person acknowledges and agrees that (i) such Covered Person is responsible for all taxes legally imposed upon such Covered Person in connection with payments due under the Merger Agreement and (ii) the payor with respect to any payment due to such Covered Person under the Merger Agreement shall be entitled to deduct and withhold from such payment such amounts as may be required to be deducted or withheld with respect to the making of such payment under any Applicable Law.
(g)Drag-Along Rights.
(i)Each Covered Person agrees, at Parent’s election, to exercise and use commercially reasonable efforts to enforce its rights under Section 5.3 of the Stockholders Agreement. Effective as of Closing, each Covered Person hereby assigns to Parent its rights under Section 5.3 of the Stockholders Agreement and any rights under the Stockholders Agreement necessary to effectuate the purposes thereof.
(ii)Each Covered Person agrees that effective as of the Closing and immediately following the assignment of rights pursuant to Section 1(g)(i) the Stockholders Agreement shall be terminated and shall be of no further force and effect as a result of the exercise by each Covered Persons of its rights under Section 5.3 of the Stockholders Agreement.
(h)Further Assurances. Each Covered Person (and, if applicable, his or her Spouse) hereby waives, and agrees not to exercise, any right to dissent or appraisal or any similar provision under Applicable Law (including pursuant to Delaware Law) in connection with the Mergers and the other transactions contemplated by the Merger Agreement. Each Covered Person (and, if applicable, his or her Spouse) agrees that such Person will not bring, commence, institute, maintain, prosecute or voluntarily aid any Action, at law or in equity, in any court or before any Governmental Authority, which challenges the validity of or seeks to enjoin the valid operation of any provision of this Agreement, the Merger Agreement or any of the other Transaction Documents. Without limiting the generality of the foregoing, each Covered Person agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as any of Parent may reasonably request to consummate and make effective the transactions contemplated by the Merger Agreement, this Agreement and the other Transaction Documents to which such Covered Person is a party.
2.Lock-Up.
(a)Each Covered Person (and if applicable, his or her spouse) agrees that he, she or it will not, during the Lock-up Period (i) Transfer or (ii) publicly announce the intention to effect any Transfer, in each case, of Parent Merger Consideration Shares (clauses (i) and (ii) collectively, the “Lock-up”). For purposes of this Agreement, “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is 60 days following the date that Parent’s registration statement on Form S-3 covering the Closing Equity Consideration (“Parent’s Registration Statement”) is effective; provided that the Lock-up Period shall terminate with respect to 20% of each Covered Person’s Parent Merger Consideration Shares on the date that Parent’s Registration Statement is effective; provided further, that the Lock-up Period shall terminate with respect to an additional 20% (i.e., 40% of the aggregate Parent Merger Consideration Shares) of each Covered Person’s Parent Merger Consideration Shares on the date that is 30 days after the Parent’s Registration Statement is effective; and provided, finally, that the Lock-up Period shall terminate completely for 100% of each

Covered Person’s Parent Merger Consideration Shares 60 days after the Parent’s Registration Statement is effective.
(b)Legends. Each Covered Person acknowledges and agrees that the Parent Merger Consideration Shares will contain the legend set forth in Section 2.06(c) of the Merger Agreement and any other applicable legends thereto until the expiration of the Lock-Up Period. Further, each Covered Person agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of Parent Merger Consideration Shares except in compliance with the restrictions set forth in this Section 2. Promptly following receipt of a written request from any Covered Person and, in any event, within five Business Days from receipt thereof, Parent shall remove or shall cause the transfer agent and registrar to remove such legends on any Parent Merger Consideration Shares that are no longer subject to the Lock-up.
(c)Exceptions. Notwithstanding the foregoing in this Section 2, nothing in this Lock-up shall prohibit a Covered Person from Transferring any portion or all of such Covered Person’s Parent Merger Consideration Shares:
(i)by gift, will, intestate succession or charitable contribution;
(ii)to (A) a trust that is for the exclusive benefit of such Covered Person or his or her spouse, lineal descendant, sibling, parent or heir designed to achieve the estate planning objectives of such Covered Person and which is and remains under the exclusive direct or indirect control of such Covered Person or (B) a corporation, limited liability company or other legal entity all of the economic interests of which are held by or for the benefit of such Covered Person or any Persons described in the foregoing clause (A) or (C) any general or limited partners, members or shareholders of such Covered Person; or
(iii)by operation of law or pursuant to a court order or an order of a regulatory agency, such as a qualified domestic relations order, divorce decree or separation agreement;
provided, however, that in the case of any of the foregoing clauses (i), (ii) or (iii), the transferee in such Transfer shall agree in a signed writing delivered to Parent to be bound by and comply with the provisions of this Section 2.
3.Representations and Warranties. Each Covered Person (and, if applicable, his or her Spouse) hereby makes the representations and warranties set forth on Annex II hereto, severally and not jointly, to Parent, as of the date hereof (or, in the case of any Covered Person that becomes a party hereto by delivering a Joinder Agreement as contemplated by the recitals herein, as of the date of such Joinder Agreement), as of the Effective Time, and as to itself, himself or herself only (and, if applicable, as to his or her Spouse), and Parent hereby makes the representations and warranties set forth on Annex III, to each Covered Person, as of the date hereof and as of the Effective Time. The representations and warranties made pursuant to this Section 3 shall survive the Closing.
4.Restrictive Covenants.

(a)Restricted Period. For purposes of this Agreement: (A) “Restricted Period” means with respect to each Covered Person, from the date hereof until the second anniversary of the Closing Date; and (B) “Restricted Persons” means the directors, officers, managers, employees, contractors, or individual consultants or service providers of the Acquired Companies or any of their respective Subsidiaries.
(b)Non-Competition. In connection with its, his or her sale of the Covered Securities and/or receipt of a portion of the Merger Consideration pursuant to the Merger Agreement, during the Restricted Period, each Covered Person shall not, and shall cause its, his or her Affiliates not to, directly or indirectly, whether as an individual, partner, joint venturer, owner, manager, equityholder, employee, officer, director, independent contractor or otherwise, engage in any activity or business that competes with any business of the Acquired Companies as currently conducted (a “Competitive Activity”); provided, that the foregoing shall not prohibit any Covered Person or any of its Affiliates from holding publicly traded securities of any Person engaged in a Competitive Activity to the extent that such investment does not, directly or indirectly, confer on such Covered Person (together with its Affiliates) more than 2% of the voting power of such Person.
(c)Non-Solicitation and No Hire. In connection with its, his or her sale of the Covered Securities and/or receipt of a portion of the Merger Consideration pursuant to the Merger Agreement, during the Restricted Period, each Covered Person shall not, and shall cause its, his or her Affiliates not to, directly or indirectly, solicit or encourage any of the Restricted Persons to cease or curtail his or her relationship with the Acquired Companies or any of their respective Subsidiaries, or hire or attempt to hire, whether as a director, officer, manager, employee, contractor, or individual consultant or service provider, any such Person; provided, however, that the foregoing non-solicitation shall not prohibit (i) the solicitation of any such Person resulting from generalized searches for employees through the use of bona fide public advertisements in the media or any general recruitment efforts conducted by such Covered Person or any Affiliate thereof or any recruitment agency, in each case, that are not targeted specifically at such Restricted Persons so long as such Restricted Person is not hired or (ii) the solicitation of any such Restricted Person who has not been employed by or otherwise provided services to the Acquired Companies or any of their respective Subsidiaries for at least six months prior to the date of such solicitation, so long as such Restricted Person is not hired.
(d)Non-Interference. In connection with its, his or her sale of the Covered Securities and/or receipt of a portion of the Merger Consideration pursuant to the Merger Agreement, during the Restricted Period, each Covered Person shall not, and shall cause its, his or her Affiliates not to, directly or indirectly, (i) interfere with, or attempt to interfere with, the business of the Acquired Companies or the futures commission merchant business of Parent and its Affiliates or any of their relationships with any current or prospective customers, vendors, suppliers, contractors or other material business relationships, including by soliciting or diverting (or attempting to solicit or divert) any such Person, or inducing (or attempting to induce) any such Person to cease doing business, or reduce or otherwise limit its business, with the Acquired Companies or the futures commission merchant business of Parent and its Affiliates or (ii) make any statement that disparages or is intended to disparage Parent or the Acquired Companies; provided, however, that nothing in this Agreement shall prohibit truthful testimony under oath in connection with a legal proceeding before an arbitrator or a court of competent jurisdiction.

(e)Certain Acknowledgments. Each Covered Person (on its, his or her own behalf and on behalf of its, his or her Affiliates) acknowledges that Parent would be unwilling to enter into the Merger Agreement or the other Transaction Documents, or consummate the transactions contemplated thereby, in the absence of this Agreement, and that the covenants contained in this Agreement constitute a material inducement to Parent to enter into, and consummate the transactions contemplated by (including payments of the amounts contemplated by), the Merger Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, each Covered Person (on its, his or her own behalf and on behalf of its, his or her Affiliates) acknowledges and agrees that the restrictions contained in this Section 4 are reasonable and necessary to protect the legitimate interests of Parent, and it is the intention of the parties hereto that if any of the restrictions or covenants contained in this Section 4 are for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4, and this Section 4 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the further intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by Applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Applicable Law.
5.Transfer Restrictions.
(a)Company Equity Interests. Except as contemplated by this Agreement or with the prior written consent of Parent (which it may withhold in its sole discretion), each Covered Person (and, if applicable, his or her Spouse) agrees not to, from the date hereof until the earlier of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 9, take any action to, directly or indirectly, (i) offer, sell, contract to sell, lease, assign, transfer (whether by operation of law or otherwise and whether voluntarily or involuntarily), hypothecate, subject to a Lien or otherwise dispose of, (ii) deposit into a voting trust or enter into a voting agreement or arrangement with respect to any such securities or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option, warrant or other arrangement or undertaking with respect to the direct or indirect sale, purchase, assignment, lease, transfer (whether by operation of law or otherwise and whether voluntarily or involuntarily), or subject to a Lien or other disposition of or transfer of any interest in or the voting of such securities or (iv) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, in each case of this clause (iv), whether any such transaction described in clauses (i) through (iv) above is to be settled by delivery of securities, in cash or otherwise, and whether any such transaction is made or executed by or on behalf of someone other than such Covered Person (any such transaction of any type described in the foregoing clauses (i) through (iv), a “Transfer”) any of its Covered Securities or any other Equity Securities of the Company or any of its Subsidiaries (the “Restricted Company Securities”).
(b)Exceptions. Notwithstanding the foregoing in this Section 5, nothing in this Agreement shall prohibit a Covered Person from Transferring any portion or all of the Covered Person’s Restricted Company Securities to a Permitted Transferee (as defined in the Stockholders Agreement); provided that such Permitted Transferee shall agrees in a signed writing delivered to Parent to be bound by and comply with the provisions of this Agreement.
(c)If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the applicable Restricted Company Securities as one of its equityholders for any purpose.
6.Limitation on Parent’s Liability. Each of the parties hereto agrees and acknowledges that none of Parent or any of its Affiliates has any obligation by virtue of this Agreement to effect the Closing, and neither Parent nor any of their Affiliates nor any of their respective directors, officers, employees or agents shall have any liability whatsoever hereunder, for any failure to effect the Closing (whether or not such failure is (or is deemed to be) in breach of the Merger Agreement, this Agreement or otherwise).
7.Specific Performance.
(a)Subject to Section 7(b), (i) each party hereto acknowledges and agrees that the other parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, (ii) therefore, notwithstanding anything to the contrary set forth in this Agreement, each party hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and/or specific performance by any other party, and each party hereby agrees to waive the defense (and not to interpose as a defense or in opposition) in any such suit that the other parties have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief and (iii) the equitable remedies described in this Section 7 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.
(b)Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Covered Person or any other Person have any right whatsoever to cause Parent or any of its Affiliates to consummate the Closing, and in no event shall any other party hereto or any other Person be entitled to seek or obtain any injunction or injunctions to compel Parent or any of its Affiliates to consummate the Closing, except for the right of the Company to seek specific performance of the obligations of Parent pursuant to the express terms of Section 13.12 of the Merger Agreement (but subject to the limitations set forth therein).
8.Governing Law; Exclusive Jurisdiction; WAIVER OF JURY TRIAL. Section 13.06 and Section 13.07 of the Merger Agreement are incorporated herein by reference, mutatis mutandis. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER AGREEMENT THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9.Termination. This Agreement shall automatically terminate and be of no further force or effect upon any termination of the Merger Agreement; provided that nothing set forth in this Section 9 shall relieve any party hereto from liability for any willful breach of this Agreement prior to such termination.
10.Counterparts; Entire Agreement; Amendment. This Agreement may be executed in any number of counterparts (including by electronic means) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and all of which shall collectively be considered one and the same agreement. This Agreement, together with the Merger Agreement and any other Transaction Documents to which the parties hereto are party, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, whether written, oral or implied, between or among any of the parties with respect to the subject matter hereof and shall not be assigned by operation of law or otherwise. This Agreement may be amended only by an instrument in writing signed by Parent, on the one hand, and each Covered Person to which such amendment will be effective, on the other hand.
11.Interpretation. Section 1.02 of the Merger Agreement is incorporated herein by reference, mutatis mutandis.
12.Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Parent; provided that, in the event of any such assignment pursuant to the foregoing proviso, Parent nonetheless shall remain responsible for the performance of its obligations hereunder. Each Covered Person agrees to be responsible for compliance with this Agreement by any Affiliate of such Covered Person, and any breach of this Agreement by any such Affiliates shall be deemed a breach by such Covered Person.
13.Spouses. Each Spouse of a Covered Person (if applicable) hereby represents, warrants and covenants to Parent that such Spouse shall not assert or enforce, and does hereby waive, any rights granted under any community property statue with respect to the Covered Securities that would adversely affect (x) the covenants made by such Covered Person pursuant to this Agreement or (y) the transactions contemplated by the Merger Agreement and the other Transaction Documents; provided that such Spouse shall not be prohibited from asserting any rights that such Spouse may have against the portion of the Merger Consideration received by such Covered Person pursuant to the Merger Agreement.
14.Trusts. If applicable, for purposes of this Agreement, each Covered Person with respect to any Covered Securities held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.
[Signature Pages Follow]

    IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.
STONEX GROUP INC.
By:
    Name:
    Title:

Address for notices:
StoneX Group Inc. 230 Park Ave, 10th Floor New York, NY 10169 Attention: [—] E-mail: [—]
with a copy to:
Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: [—] E-mail: [—]
[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

If such Covered Person is an individual: Name: Signature: Spouse Name: Spouse Signature:	If such Covered Person is an entity: Name: By: Title:
If such Covered Person is an individual or an entity, address for notices:
with a copy to:
Attention: Telephone: Email:	Attention: Telephone: Email:

[Signature Page to Support Agreement]

ANNEX I
Form of Joinder Agreement
This Joinder Agreement (this “Joinder Agreement”) is made as of _________________ by the undersigned (the “Joining Party”) in accordance with the Support Agreement, dated as of April 13, 2025, by and among Parent and each Covered Person party thereto, as the same may be amended from time to time (the “Support Agreement”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Support Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Covered Person” under the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Covered Person as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement. The Joining Party hereby makes the representations and warranties set forth on Annex III to the Support Agreement to Parent, as of the date hereof and as of the Effective Time, and as to itself, himself or herself only (and, if applicable, as to his or her Spouse).
[Signature Pages Follow]

Annex I – 1

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

If such Joining Party is an individual: Name: Signature: Spouse Name: Spouse Signature:	If such Joining Party is an entity: Name: By: Title:
If such Joining Party is an individual or an entity, address for notices:
with a copy to:
Attention: Telephone: Email:	Attention: Telephone: Email:

Annex I – 2

[Signature Page to Joinder Agreement]
                        ACCEPTED AND AGREED:
STONEX GROUP INC.
By:
    Name:
    Title:

[Signature Page to Joinder Agreement]
Annex I – 3

ANNEX II
Representations and Warranties of Covered Persons (and, if applicable, Spouses)
15.    Each Covered Person (and, if applicable, his or her Spouse) represents and warrants, severally and not jointly, to Parent, as of the date hereof (or, in the case of any Covered Person that becomes a party hereto by delivering a Joinder Agreement as contemplated by the recitals herein, as of the date of such Joinder Agreement) and as of the Effective Time, and as to itself, himself or herself only (and, if applicable, as to his or her Spouse), as follows:
(a)(i) If such Covered Person is not a natural person, (A) such Covered Person is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, (B) such Covered Person has the legal capacity and has all requisite power and authority to execute and deliver this Agreement and to perform its, his or her obligations hereunder, and (C) the execution and delivery of this Agreement by such Covered Person and the performance of its obligations hereunder have been duly authorized by all necessary action of such Covered Person, this Agreement has been duly executed and delivered by such Covered Person and, assuming that this Agreement has been duly authorized, executed and delivered by Parent, this Agreement constitutes a valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies), (ii) if such Covered Person is married and such Covered Person’s Covered Securities constitute community property under Applicable Law, such Covered Person’s spouse (the “Spouse”) has the legal capacity and has all requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, this Agreement has been duly executed and delivered by such Spouse and, assuming that this Agreement has been duly authorized, executed and delivered by Parent, this Agreement constitutes a valid and binding obligation of such Spouse, enforceable against such Spouse in accordance with its terms (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies), (iii) if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement on behalf of such Covered Person or Spouse, and (iv) the execution, delivery and performance by such Covered Person (and, if applicable, his or her Spouse) of this Agreement requires no action by or in respect of, or filing with, any Governmental Authority.
(b)Such Covered Person is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Act) of, and has good title to, the number of shares of Company Stock and the number of Company Stock Options, in each case, set forth on such Covered Person’s signature page hereto, free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Covered Securities), other than generally applicable transfer restrictions under the Securities Act, and such Covered Securities are the only Equity Securities of the Company or any of its Subsidiaries owned, directly or indirectly, of record or beneficially, by such Covered Person or any of its Affiliates. None of such
Annex II – 1

Covered Person’s Covered Securities are subject to any voting trusts, stockholder agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of such shares, except as provided hereunder and under the Stockholders Agreement.
(c)Such Covered Person has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Mergers is subject to the conditions set forth in the Merger Agreement, and so there can be no assurance that the Mergers will be consummated.
(d)The execution and delivery of this Agreement by such Covered Person (and, if applicable, his or her Spouse) does not, and the performance by such Covered Person (and, if applicable, his or her Spouse) of its, his or her obligations hereunder will not, (i) result in any violation of any Applicable Law, (ii) if such Covered Person is not an individual, violate any provision of the Governing Documents of such Covered Person, (iii) require any consent that has not been given or other action (including notice or payment) that has not been taken by any Person (including under any provision of any contract binding upon such Covered Person (and, if applicable, his or her Spouse) or such Covered Person’s Covered Securities) or (iv) result in a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of such Covered Person (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon such Covered Person.
(e)There is no Action pending against, or to the knowledge of such Covered Person (or, if applicable, his or her Spouse), threatened against such Covered Person (and, if applicable, his or her Spouse) or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company or the Covered Person of its obligations under, this Agreement, the Merger Agreement or any of the other Transaction Documents.  None of such Covered Person or any of its Affiliates is subject to any judgment, decree, injunction, ruling, award, subpoena, determination, verdict or order of any Governmental Authority or arbitrator that would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company or such Covered Person of its obligations under, this Agreement, the Merger Agreement or any of the other Transaction Documents.
(f)No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, the Company or any of their respective Affiliates in respect of the Merger Agreement, this Agreement or any of the respective transactions contemplated thereby and hereby based upon any arrangement or agreement made by or, to the knowledge of the Covered Person, on behalf of, such Covered Person, other than Broadhaven Capital Partners, LLC.
Annex II – 2

(g)Such Covered Person acknowledges that the representations and warranties made by Parent pursuant to Section 3 of this Agreement in the other Transaction Documents are the exclusive representations and warranties made by Parent in connection with the transactions contemplated by this Agreement. Such Covered Person hereby disclaims any other express or implied, oral or written, representations or warranties.
Annex II – 3

ANNEX III
Representations and Warranties of Parent
16.    Parent represents and warrants to each Covered Person as of the date hereof and as of the Effective Time, as follows:
(a)Parent is an entity duly formed, validly existing and (where applicable) in good standing under the laws of its jurisdiction of formation and has all corporate or other organizational power and authority and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted. Parent is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has not been dissolved or declared bankrupt, nor has a corporate resolution to dissolve or to be declared bankrupt been adopted and no demands or requests for such dissolution or declaration are pending (before a Governmental Authority or otherwise).
(b)The execution and delivery of, and performance by Parent of its obligations under, this Agreement are within the corporate or other organizational powers of Parent. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly authorized by all necessary action of Parent, this Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes (or will constitute) the valid and binding agreement of Parent enforceable against Parent, in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(c)The execution, delivery and performance by Parent of this Agreement, the Merger Agreement and the other Transaction Documents to which it is a party and the consummation by the Parent of the transactions contemplated hereby require no consent, approval, authorization or permit of, or filing with or notification to, or other action in respect of, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Delaware Law, (ii) compliance with any applicable requirements of the HSR Act, (iii) the Required Regulatory Approvals and (iv) any other actions or filings the absence of which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(d)The execution, delivery and performance by Parent of this Agreement and the consummation by the Parent of the transactions contemplated hereby do not and will not contravene, conflict with, or result in any violation or breach of any provision of any Governing Document of the Parent.
(e)The shares of Parent Common Stock to be delivered pursuant to the Merger Agreement will, when issued, be (i) duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights of any
Annex III – 1

securityholder of Parent and (ii) free and clear of all Liens (other than Liens imposed by Applicable Law or as expressly contemplated hereby or as a result of actions taken by or on behalf of the Equityholders). Each final registration statement, prospectus, report, schedule, definitive proxy statement or information statement filed or to be filed with or furnished or to be furnished with the SEC by Parent since January 1, 2024 and prior to the Effective Time pursuant to the Securities Act or the Exchange Act (collectively, the “Parent SEC Reports”) complied or will comply, in each case, in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be. No Parent SEC Report, as of its filing date (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Reports complied in all material respects or will comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared or will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented or will fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended.
(f)

Annex III – 2